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                                 EXHIBIT 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration Statement No. 333-
92971 on Form S-8 of (1) our report dated January 7, 2000, relating to the balance sheet of Phoenix Resources Technologies, Inc. as of October 31, 1999 and 1998 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended October 31, 1999 and 1998, respectively, which report appears in the 1999 Annual Report on Form 10-KSB of Phoenix Resources Technologies, Inc. and (2) our report dated May 26, 2000, relating to the unaudited balance sheet of Phoenix Resources Technologies, Inc. as of April 30, 2000 and 1999 and the related unaudited statements of operations and comprehensive income and cash flows for the six and three months ended April 30, 2000 and 1999, which report appears in the April 30, 2000 Quarterly Report on Form 10-QSB.



                                    S. W. HATFIELD, CPA
Dallas, Texas
August 10, 2000